EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

IEH Corporation:

We consent to the incorporation by reference in the Registration Statement of IEH Corporation as of March 31, 2017 and March 25, 2016 and for each of the three-year period ended March 31, 2017 on Form S-8 to be filed on or about April 25, 2018, of our report dated June 28, 2017, on our audits of the financial statements of IEH Corporation which was included in the Annual Report on Form 10-K filed July 14, 2017.

/s/ Jerome Rosenberg CPA, P.C.
Melville, New York
April 25, 2018

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